UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

Integral Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-28533	98-0163519
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

805 W. Orchard Drive, Suite 7
Bellingham, Washington  98225
(Address of principal executive offices)

Registrant’s telephone number, including area code: (360) 752-1982

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2016, William Ince resigned as secretary and as a director of Integral Technologies, Inc. (the “Company”), effective immediately. There was no disagreement or dispute between Mr. Ince and the Company which led to his resignation.

On January 11, 2016, the Company appointed W. Bartlett Snell as secretary of the Company, effective immediately.   Mr. Snell has been chief financial officer of the Company since February 20, 2014.

On January 11, 2016,  the Company appointed Douglas R. Mathias as a director of the Company, effective immediately.  Mr. Mathias does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.  There is no understanding or arrangement between Mr. Mathias and any other person pursuant to which Mr. Mathias was selected as a director.  There are no transactions in which Mr. Mathias has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Doug attended Indiana State University and The University of Southern Indiana graduating with a Bachelor of Science Degree in Marketing and a minor in Finance.  1984 and 1985 he worked as a marketing representative for Kimball International.  In 1985 he joined Jasper Rubber as Marketing Manager.  He became Vice President of Sales in 1988 and Executive Vice President of Sales and Marketing in 1990.  Doug was named Chief Operating Officer in 1999 and further promoted to President and Chief Executive Officer in December of 1999.  He was born in 1962 and has two children.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2016
INTEGRAL TECHNOLOGIES, INC.

By: /s/ Doug Bathauer
Doug Bathauer
Chief Executive Officer